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                                                                    Exhibit 99.1

                                      REPORT OF
                            INDEPENDENT PUBLIC ACCOUNTANTS


To:   Mountain Parks Financial Corp.:


     We have audited the consolidated statements of financial condition of Mountain Parks Financial Corp. (a Delaware corporation) and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995, not presented separately herein. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above, not presented separately herein, present fairly, in all material aspects, the financial position of Mountain Parks Financial Corp. and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

     As explained in Note 1 to the financial statements, effective January 1, 1994, the Company changed its method of accounting for securities to comply with Statement of Financial Accounting Standards No. 115 "ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES."


                                   ARTHUR ANDERSEN LLP


Minneapolis, Minnesota
March 1, 1996